UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2009
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
1800 Gardner Expressway
Quincy, Illinois 62305
(Address and zip code of principal executive offices)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On November 16, 2009, Gardner Denver, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that its Board of Directors (the “Board”) has adopted a dividend policy pursuant to which it intends to pay quarterly cash dividends on its common stock (the “Dividend Policy”). In connection with the adoption of the Dividend Policy, the Board declared the Company’s first quarterly cash dividend of $0.05 per share, payable on December 10, 2009, to stockholders of record as of November 23, 2009.
     The Dividend Policy and the payment of future cash dividends thereunder are subject to the continuing determination by the Board that the Dividend Policy and the declaration of dividends thereunder are in the best interests of the Company’s stockholders and is in compliance with all laws and agreements of the Company applicable to the declaration and payment of cash dividends.
     A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Gardner Denver, Inc. Press Release dated November 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: November 16, 2009	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Gardner Denver, Inc. Press Release dated November 16, 2009